UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2024

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135 (Zip Code)
(Address of principal executive offices)

(617) 949-2680

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2024 (the “Effective Date”), Cue Biopharma, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to its Loan and Security Agreement dated as of February 15, 2022 with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), as amended by that certain Waiver and First Amendment to Loan and Security Agreement dated as of April 10, 2023. As of the Effective Date, the Second Amendment removes the requirement for the Company to maintain in accounts of the Company at SVB cash equal to at least $20,000,000 (the “Threshold Amount”). The Second Amendment retains the requirement that the Company have at all times on deposit in accounts of the Company maintained with SVB, unrestricted and unencumbered cash in an amount equal to the lesser of (i) the Threshold Amount and (ii) 100% of the dollar value of the Company’s consolidated cash, in the aggregate, at all financial institutions.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated October 2, 2024, by and between Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, and Cue Biopharma, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: October 4, 2024	By:	/s/ Daniel R. Passeri
Name: Daniel R. Passeri
Title: Chief Executive Officer